Exhibit 99.1

Werner Enterprises Reports Fourth Quarter and Annual 2023 Results

Fourth Quarter 2023 Highlights (all metrics compared to fourth quarter 2022)

•Total revenues of $821.9 million, down 5%
•Operating income of $37.9 million, down 57%; non-GAAP adjusted operating income of $39.2 million, down 56%
•Operating margin of 4.6%, down 570 basis points; non-GAAP adjusted operating margin of 4.8%, down 560 basis points
•Diluted EPS of $0.37, down 61%; non-GAAP adjusted diluted EPS of $0.39, down 61%

2023 Highlights (all metrics compared to 2022)

•Total revenues of $3.28 billion, relatively flat
•Operating income of $176.4 million, down 45%; non-GAAP adjusted operating income of $189.7 million, down 43%
•Operating margin of 5.4%, down 440 basis points; non-GAAP adjusted operating margin of 5.8%, down 430 basis points
•Diluted EPS of $1.76, down 53%; non-GAAP adjusted diluted EPS of $1.93, down 48%

OMAHA, Neb., February 6, 2024 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the fourth quarter and year ended December 31, 2023.

“Freight conditions remained challenging in the fourth quarter with ongoing pricing pressure. Despite this, our nearly 14,000 talented Werner team members and cycle-tested management team focused on what we can control. Our Dedicated business proved to be durable and resilient, generating double-digit margins and growing revenue per truck for the 9th year out of the last decade. Our One-Way Trucking business’ miles per truck improved nearly 9% year over year during the quarter, while rate per mile decline was more favorable than industry benchmarks. Logistics volume was strong, and revenue grew over 6% year over year, extending to 13 straight quarters of growth,” said Derek J. Leathers, Chairman and CEO. “We continue to execute on structural cost changes, realizing over $40 million of savings in 2023, helping to partially offset market dynamics and conditions out of our control, such as rate pressure, cost inflation and declining resale values of equipment. During the quarter, operating cash flow remained strong, which we used to reinvest in the business, pay down over $40 million in debt and return value to our shareholders. Improved production, our elevated rigor on operational excellence, cost savings, innovation, and capital deployment positions us well to benefit as the market comes more into balance.”

Total revenues for the quarter were $821.9 million, a decrease of $39.5 million compared to the prior year quarter, due to a $54.7 million decrease in Truckload Transportation Services (“TTS”) revenues, partially offset by Logistics revenues growth of $13.5 million, or 6%, including the ReedTMS acquisition. A significant portion of the TTS revenue decline was due to $24.9 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $14.6 million, or 2%, during the quarter.

Werner Enterprises, Inc. - Release of February 6, 2024

Operating income of $37.9 million decreased $50.4 million, or 57%, while operating margin of 4.6% decreased 570 basis points. On a non-GAAP basis, adjusted operating income of $39.2 million decreased $50.7 million, or 56%. Adjusted operating margin of 4.8% declined 560 basis points from 10.4% for the same quarter last year.

TTS operating income decreased $46.0 million, and TTS adjusted operating income decreased $45.9 million. Logistics operating income decreased $5.3 million and adjusted operating income decreased $5.0 million. Corporate and Other (including driving schools) operating income increased $0.8 million.

Net interest expense of $7.3 million increased $2.2 million primarily due to higher interest rates for variable rate debt and an increase in average debt outstanding. The effective income tax rate during the the quarter was 23.1%, compared to 24.7% in fourth quarter 2022.

During fourth quarter 2023, we had losses on our strategic investments of $0.3 million, compared to losses of $2.2 million, or $0.03 per share, in fourth quarter 2022. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $23.6 million decreased 61%. On a non-GAAP basis, adjusted net income attributable to Werner of $24.6 million decreased 61%. Diluted EPS of $0.37 decreased 61%. On a non-GAAP basis, adjusted diluted EPS of $0.39 decreased 61%.

Key Consolidated Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$821,945	$861,491	(5)%	$3,283,499	$3,289,978	0%
Truckload Transportation Services revenues	580,093	634,787	(9)%	2,310,810	2,428,686	(5)%
Werner Logistics revenues	226,963	213,485	6%	910,433	793,492	15%
Operating income	37,932	88,381	(57)%	176,416	323,076	(45)%
Operating margin	4.6%	10.3%	(570) bps	5.4%	9.8%	(440) bps
Net income attributable to Werner	23,573	60,166	(61)%	112,382	241,256	(53)%
Diluted earnings per share	0.37	0.94	(61)%	1.76	3.74	(53)%
Adjusted operating income (1)	39,206	89,917	(56)%	189,705	333,164	(43)%
Adjusted operating margin (1)	4.8%	10.4%	(560) bps	5.8%	10.1%	(430) bps
Adjusted net income attributable to Werner (1)	24,639	62,840	(61)%	122,721	239,164	(49)%
Adjusted diluted earnings per share (1)	0.39	0.99	(61)%	1.93	3.70	(48)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $580.1 million decreased $54.7 million; trucking revenues, net of fuel surcharge, decreased 6%
•Operating income of $34.3 million decreased $46.0 million; non-GAAP adjusted operating income of $37.2 million decreased $45.9 million due to a lower rate per mile in One-Way Truckload, smaller overall fleet size, and lower gains on the sale of property and equipment
•Operating margin of 5.9% decreased 680 basis points from 12.7%
•Non-GAAP adjusted operating margin, net of fuel surcharge, of 7.5% decreased 830 basis points from 15.8%
•Average segment trucks in service totaled 8,168, a decrease of 541 trucks year over year, or 6%
•Dedicated unit trucks at quarter end totaled 5,265, or 66% of the total TTS segment fleet, compared to 5,450 trucks, or 63%, a year ago

Werner Enterprises, Inc. - Release of February 6, 2024

•Average revenues per truck per week, net of fuel surcharges, increased 0.2% for TTS and increased 0.9% for Dedicated

During fourth quarter 2023, Dedicated experienced net reduction in average trucks, down 3.3% year over year and down 0.3% sequentially. Dedicated revenue per truck per week increased 0.9% year over year, and despite a highly competitive environment and normal churn, pipeline opportunities remain healthy and client retention remains strong. One-Way Truckload customer freight demand during fourth quarter 2023 was stable with slightly better-than-expected peak volumes, but at significantly reduced pricing compared to the prior-year period. One-Way rate per mile was down 8.6% and fleet size was smaller year over year (down 11.0%), offset with the third consecutive quarter of higher total miles per truck (up 8.7%).

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Trucking revenues, net of fuel surcharge	$487,408	$518,393	(6)%	$1,949,445	$1,982,639	(2)%
Trucking fuel surcharge revenues	84,675	109,611	(23)%	332,388	419,240	(21)%
Non-trucking and other revenues	8,010	6,783	18%	28,977	26,807	8%
Total revenues	$580,093	$634,787	(9)%	$2,310,810	$2,428,686	(5)%
Operating income	$34,339	$80,341	(57)%	$169,330	$294,555	(43)%
Operating margin	5.9%	12.7%	(680) bps	7.3%	12.1%	(480) bps
Operating ratio	94.1%	87.3%	680 bps	92.7%	87.9%	480 bps
Adjusted operating income (1)	$37,165	$83,104	(55)%	$180,453	$303,902	(41)%
Adjusted operating margin (1)	6.4%	13.1%	(670) bps	7.8%	12.5%	(470) bps
Adjusted operating margin, net of fuel surcharge (1)	7.5%	15.8%	(830) bps	9.1%	15.1%	(600) bps
Adjusted operating ratio (1)	93.6%	86.9%	670 bps	92.2%	87.5%	470 bps
Adjusted operating ratio, net of fuel surcharge (1)	92.5%	84.2%	830 bps	90.9%	84.9%	600 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $227.0 million increased $13.5 million, or 6%, including ReedTMS acquisition which closed in November 2022
•Operating income of $4.6 million decreased $5.3 million
•Operating margin of 2.0% decreased 260 basis points from 4.6%
•Adjusted operating income of $3.0 million decreased $5.0 million
•Adjusted operating margin of 1.3% decreased 250 basis points from 3.8%

Truckload Logistics revenues (77% of Logistics revenues) increased 15%, driven by a double-digit increase in shipments (including November 2022 ReedTMS acquisition), partially offset by a decline in revenue per shipment.

Intermodal revenues (12% of Logistics revenues) decreased 27%, due to fewer shipments and lower revenue per shipment year over year; although we achieved the third consecutive quarter of a sequential increase in shipments.

Final Mile revenues (11% of Logistics revenues) increased $1.4 million, or 6%.

Logistics operating income decreased $5.3 million and adjusted operating income decreased $5.0 million in fourth quarter 2023, due to a competitive freight and rate market in fourth quarter 2023 despite generally stronger volume and load growth overall.

Werner Enterprises, Inc. - Release of February 6, 2024

Key Werner Logistics Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$226,963	$213,485	6%	$910,433	$793,492	15%
Operating expenses:
Purchased transportation expense	193,132	174,463	11%	761,948	653,185	17%
Other operating expenses	29,256	29,154	0%	132,606	104,123	27%
Total operating expenses	222,388	203,617	9%	894,554	757,308	18%
Operating income	$4,575	$9,868	(54)%	$15,879	$36,184	(56)%
Operating margin	2.0%	4.6%	(260) bps	1.7%	4.6%	(290) bps
Adjusted operating income (1)	$3,023	$8,028	(62)%	$18,045	$35,844	(50)%
Adjusted operating margin (1)	1.3%	3.8%	(250) bps	2.0%	4.5%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in fourth quarter 2023 was $118.3 million compared to $116.0 million in fourth quarter 2022, an increase of 2%. Operating cash flow margins improved greater than 90 basis points for fourth quarter 2023 to 14% of operating revenues and increased 80 basis points year to date 2023 to 14% of operating revenues.

Net capital expenditures in fourth quarter 2023 were $34.5 million compared to $63.5 million in fourth quarter 2022, a decrease of 46%. We plan to continue to invest in new trucks, trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.1 years and 4.9 years, respectively, as of December 31, 2023.

Gains on sales of property and equipment in fourth quarter 2023 were $3.1 million, or $0.04 per share, compared to $25.9 million, or $0.30 per share, in fourth quarter 2022. Year over year, we sold 11% fewer trucks and over 60% more trailers and realized substantially lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

We did not repurchase shares of our common stock in fourth quarter 2023. As of December 31, 2023, we had 2.3 million shares remaining under our share repurchase authorization.

As of December 31, 2023, we had $62 million of cash and cash equivalents and $1.5 billion of stockholders’ equity. Total debt outstanding was $649 million at December 31, 2023. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of December 31, 2023 of $526 million.

Werner Enterprises, Inc. - Release of February 6, 2024

Introducing 2024 Guidance

	2023 Guidance (as of 11/1/23)	2023 Actual (as of 12/31/23)	2024 Guidance (as of 2/6/24)
TTS truck count from BoY to EoY	(5)% to (3)% (annual)	(7)% (2023)	(3)% to 0% (annual)
Net capital expenditures	$425M to $450M (annual)	$409M (2023)	$260M to $310M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	1.5% (2023)	0% to 3% (annual)
One-Way Truckload RPTM* growth	(9)% to (7)% (4Q23 vs. 4Q22)	(8.6)% (4Q23 vs. 4Q22)	(6)% to (3)% (1H24 vs. 1H23)
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 24.5% to 25.5% in 2024 compared to 24.0% in 2023.
•Expect average truck age of 2.1 years and average trailer age of 5.0 years as of 12/31/24, compared to 2.1 years and 4.9 years as of 12/31/23, respectively.

Werner Enterprises, Inc. - Release of February 6, 2024

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss fourth quarter 2023 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on February 6, 2024 at approximately 6:00 p.m. CT through March 6, 2024 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 1321524. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2023 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, nearly 14,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of February 6, 2024

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Operating revenues	$821,945	100.0	$861,491	100.0	$3,283,499	100.0	$3,289,978	100.0
Operating expenses:
Salaries, wages and benefits	269,816	32.8	260,531	30.2	1,072,558	32.7	1,020,609	31.0
Fuel	85,478	10.4	111,447	12.9	345,001	10.5	437,299	13.3
Supplies and maintenance	63,124	7.7	65,406	7.6	256,494	7.8	253,096	7.7
Taxes and licenses	25,999	3.2	25,289	2.9	102,684	3.1	97,929	3.0
Insurance and claims	33,964	4.1	44,301	5.2	138,516	4.2	147,365	4.5
Depreciation and amortization	75,712	9.2	73,826	8.6	299,509	9.1	279,923	8.5
Rent and purchased transportation	224,418	27.3	207,662	24.1	886,284	27.0	777,464	23.6
Communications and utilities	4,523	0.6	4,429	0.5	18,480	0.6	15,856	0.5
Other	979	0.1	(19,781)	(2.3)	(12,443)	(0.4)	(62,639)	(1.9)
Total operating expenses	784,013	95.4	773,110	89.7	3,107,083	94.6	2,966,902	90.2
Operating income	37,932	4.6	88,381	10.3	176,416	5.4	323,076	9.8
Other expense (income):
Interest expense	8,819	1.1	5,824	0.7	33,535	1.0	11,828	0.4
Interest income	(1,523)	(0.2)	(751)	(0.1)	(6,701)	(0.2)	(1,731)	(0.1)
Loss (gain) on investments in equity securities, net	242	—	2,208	0.3	278	—	(12,195)	(0.4)
Loss from equity method investment	92	—	—	—	1,046	0.1	—	—
Other	100	—	112	—	477	—	388	—
Total other expense (income)	7,730	0.9	7,393	0.9	28,635	0.9	(1,710)	(0.1)
Income before income taxes	30,202	3.7	80,988	9.4	147,781	4.5	324,786	9.9
Income tax expense	6,970	0.9	19,977	2.3	35,491	1.1	79,206	2.4
Net income	23,232	2.8	61,011	7.1	112,290	3.4	245,580	7.5
Net loss (income) attributable to noncontrolling interest	341	0.1	(845)	(0.1)	92	—	(4,324)	(0.2)
Net income attributable to Werner	$23,573	2.9	$60,166	7.0	$112,382	3.4	$241,256	7.3
Diluted shares outstanding	63,780		63,695		63,718		64,579
Diluted earnings per share	$0.37		$0.94		$1.76		$3.74

Werner Enterprises, Inc. - Release of February 6, 2024

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	December 31, 2023	December 31, 2022
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$61,723	$107,240
Accounts receivable, trade, less allowance of $9,337 and $10,271, respectively	444,944	518,815
Other receivables	25,479	29,875
Inventories and supplies	18,077	14,527
Prepaid taxes, licenses and permits	16,505	17,699
Other current assets	67,900	74,459
Total current assets	634,628	762,615
Property and equipment	2,951,654	2,885,641
Less – accumulated depreciation	978,698	1,060,365
Property and equipment, net	1,972,956	1,825,276
Goodwill	129,104	132,717
Intangible assets, net	86,477	81,502
Other non-current assets (1)	334,771	295,145
Total assets	$3,157,936	$3,097,255

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135,990	$124,483
Current portion of long-term debt	2,500	6,250
Insurance and claims accruals	81,794	78,620
Accrued payroll	50,549	49,793
Accrued expenses	30,282	20,358
Other current liabilities	29,470	30,016
Total current liabilities	330,585	309,520
Long-term debt, net of current portion	646,250	687,500
Other long-term liabilities	54,275	59,677
Insurance and claims accruals, net of current portion (1)	239,700	244,946
Deferred income taxes	320,180	313,278
Total liabilities	1,590,990	1,614,921
Temporary equity - redeemable noncontrolling interest	38,607	38,699
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 63,444,681 and 63,223,003 shares outstanding, respectively	805	805
Paid-in capital	134,894	129,837
Retained earnings	1,953,385	1,875,873
Accumulated other comprehensive loss	(9,684)	(11,292)
Treasury stock, at cost; 17,088,855 and 17,310,533 shares, respectively	(551,061)	(551,588)
Total stockholders’ equity	1,528,339	1,443,635
Total liabilities, temporary equity and stockholders’ equity	$3,157,936	$3,097,255
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of December 31, 2023 and 2022.

Werner Enterprises, Inc. - Release of February 6, 2024

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Capital expenditures, net	$34,537	$63,507	$408,698	$317,579
Cash flow from operations	118,347	115,995	474,366	448,711
Return on assets (annualized)	2.9%	8.2%	3.6%	8.8%
Return on equity (annualized)	6.0%	16.8%	7.3%	17.5%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Truckload Transportation Services	$580,093	$634,787	$2,310,810	$2,428,686
Werner Logistics	226,963	213,485	910,433	793,492
Other (1)	18,974	16,257	78,063	71,185
Corporate	420	431	1,883	1,833
Subtotal	826,450	864,960	3,301,189	3,295,196
Inter-segment eliminations (2)	(4,505)	(3,469)	(17,690)	(5,218)
Total	$821,945	$861,491	$3,283,499	$3,289,978
Operating Income (Loss)
Truckload Transportation Services	$34,339	$80,341	$169,330	$294,555
Werner Logistics	4,575	9,868	15,879	36,184
Other (1)	(244)	(2,419)	69	(2,604)
Corporate	(738)	591	(8,862)	(5,059)
Total	$37,932	$88,381	$176,416	$323,076

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of February 6, 2024

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Chg	2023	2022	% Chg
Truckload Transportation Services segment
Average trucks in service	8,168	8,709	(6.2)%	8,326	8,437	(1.3)%
Average revenues per truck per week (1)	$4,590	$4,579	0.2%	$4,502	$4,519	(0.4)%
Total trucks (at quarter end)
Company	7,740	8,305	(6.8)%	7,740	8,305	(6.8)%
Independent contractor	260	295	(11.9)%	260	295	(11.9)%
Total trucks	8,000	8,600	(7.0)%	8,000	8,600	(7.0)%
Total trailers (at quarter end)	27,850	27,650	0.7%	27,850	27,650	0.7%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$178,118	$201,460	(11.6)%	$713,762	$766,013	(6.8)%
Average trucks in service	2,929	3,292	(11.0)%	3,042	3,153	(3.5)%
Total trucks (at quarter end)	2,735	3,150	(13.2)%	2,735	3,150	(13.2)%
Average percentage of empty miles	14.92%	13.58%	9.9%	14.36%	12.70%	13.1%
Average revenues per truck per week (1)	$4,678	$4,708	(0.6)%	$4,512	$4,672	(3.4)%
Average % change YOY in revenues per total mile (1)	(8.6)%	0.4%		(5.5)%	8.6%
Average % change YOY in total miles per truck per week	8.7%	(4.6)%		2.2%	(7.4)%
Average completed trip length in miles (loaded)	594	633	(6.2)%	595	675	(11.9)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$309,290	$316,933	(2.4)%	$1,235,683	$1,216,626	1.6%
Average trucks in service	5,239	5,417	(3.3)%	5,284	5,284	—%
Total trucks (at quarter end)	5,265	5,450	(3.4)%	5,265	5,450	(3.4)%
Average revenues per truck per week (1)	$4,541	$4,501	0.9%	$4,496	$4,428	1.5%
Werner Logistics segment
Average trucks in service	39	45	(13.3)%	37	52	(28.8)%
Total trucks (at quarter end)	35	39	(10.3)%	35	39	(10.3)%
Total trailers (at quarter end)	2,960	2,315	27.9%	2,960	2,315	27.9%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of February 6, 2024

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$37,932	4.6%	$88,381	10.3%	$176,416	5.4%	$323,076	9.8%
Non-GAAP adjustments:
Insurance and claims (2)	1,457	0.2%	1,387	0.1%	5,664	0.2%	5,394	0.2%
Amortization of intangible assets (3)	2,517	0.3%	2,036	0.2%	10,325	0.3%	6,113	0.2%
Acquisition expenses (4)	—	—%	613	0.1%	—	—%	1,081	—%
Contingent consideration adjustments (5)	(2,700)	(0.3)%	(2,500)	(0.3)%	(2,700)	(0.1)%	(2,500)	(0.1)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$39,206	4.8%	$89,917	10.4%	$189,705	5.8%	$333,164	10.1%

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$23,573	$0.37	$60,166	$0.94	$112,382	$1.76	$241,256	$3.74
Non-GAAP adjustments:
Insurance and claims (2)	1,457	0.02	1,387	0.02	5,664	0.09	5,394	0.08
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,345	0.04	1,864	0.03	9,637	0.15	5,425	0.08
Acquisition expenses (4)	—	—	613	0.01	—	—	1,081	0.02
Contingent consideration adjustments (5)	(2,700)	(0.04)	(2,500)	(0.04)	(2,700)	(0.04)	(2,500)	(0.04)
Loss (gain) on investments in equity securities, net (6)	242	—	2,208	0.04	278	0.01	(12,195)	(0.19)
Loss from equity method investment (7)	92	—	—	—	1,046	0.02	—	—
Income tax effect of above adjustments (8)	(370)	—	(898)	(0.01)	(3,586)	(0.06)	703	0.01
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$24,639	$0.39	$62,840	$0.99	$122,721	$1.93	$239,164	$3.70

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$821,945	$861,491	$3,283,499	$3,289,978
Non-GAAP adjustment:
Trucking fuel surcharge (9)	(84,675)	(109,611)	(332,388)	(419,240)
Non-GAAP Operating revenues, net of fuel surcharge	$737,270	$751,880	$2,951,111	$2,870,738

Werner Enterprises, Inc. - Release of February 6, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$34,339	5.9%	$80,341	12.7%	$169,330	7.3%	$294,555	12.1%
Non-GAAP adjustments:
Insurance and claims (2)	1,457	0.3%	1,387	0.2%	5,664	0.3%	5,394	0.2%
Amortization of intangible assets (3)	1,369	0.2%	1,376	0.2%	5,459	0.2%	3,953	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$37,165	6.4%	$83,104	13.1%	$180,453	7.8%	$303,902	12.5%

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$545,754	94.1%	$554,446	87.3%	$2,141,480	92.7%	$2,134,131	87.9%
Non-GAAP adjustments:
Insurance and claims (2)	(1,457)	(0.3)%	(1,387)	(0.2)%	(5,664)	(0.3)%	(5,394)	(0.2)%
Amortization of intangible assets (3)	(1,369)	(0.2)%	(1,376)	(0.2)%	(5,459)	(0.2)%	(3,953)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$542,928	93.6%	$551,683	86.9%	$2,130,357	92.2%	$2,124,784	87.5%

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2023	2022	2023	2022
	$	$	$	$
Operating revenues – (GAAP)	$580,093	$634,787	$2,310,810	$2,428,686
Less: Trucking fuel surcharge (9)	(84,675)	(109,611)	(332,388)	(419,240)
Operating revenues, net of fuel surcharge – (Non-GAAP)	495,418	525,176	1,978,422	2,009,446
Operating expenses – (GAAP)	545,754	554,446	2,141,480	2,134,131
Non-GAAP adjustments:
Trucking fuel surcharge (9)	(84,675)	(109,611)	(332,388)	(419,240)
Insurance and claims (2)	(1,457)	(1,387)	(5,664)	(5,394)
Amortization of intangible assets (3)	(1,369)	(1,376)	(5,459)	(3,953)
Non-GAAP adjusted operating expenses, net of fuel surcharge	458,253	442,072	1,797,969	1,705,544
Non-GAAP adjusted operating income	$37,165	$83,104	$180,453	$303,902
Non-GAAP adjusted operating margin, net of fuel surcharge	7.5%	15.8%	9.1%	15.1%
Non-GAAP adjusted operating ratio, net of fuel surcharge	92.5%	84.2%	90.9%	84.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$4,575	2.0%	$9,868	4.6%	$15,879	1.7%	$36,184	4.6%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,148	0.5%	660	0.3%	4,866	0.6%	2,160	0.2%
Contingent consideration adjustment (5)	(2,700)	(1.2)%	(2,500)	(1.1)%	(2,700)	(0.3)%	(2,500)	(0.3)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$3,023	1.3%	$8,028	3.8%	$18,045	2.0%	$35,844	4.5%

Werner Enterprises, Inc. - Release of February 6, 2024

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(5) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. These adjustments are recorded in other operating expenses in our Income Statement and are included in our Werner Logistics segment.

(6) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(7) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(8) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2023 has been updated to reflect the annual incremental income tax rate.

(9) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.